DEBT CONVERSION AGREEMENT

      This Debt Conversion Agreement, dated as of December 10, 2003 (the "Agreement"), is entered into by and among P-Com, Inc., a Delaware corporation ("P-Com"), SPEEDCOM Wireless Corporation, a Delaware corporation ("SPEEDCOM"), North Sound Legacy Fund, LLC (formerly DMG Legacy Fund, LLC), North Sound Legacy Institutional Fund LLC (formerly DMG Legacy Institutional Fund LLC), and North Sound Legacy International Ltd. (formerly DMG Legacy International Ltd. ) (collectively, the "North Sound Funds")

      WHEREAS, P-Com and SPEEDCOM have entered into that certain Asset Purchase Agreement, dated as of June 16, 2003 (the "Asset Purchase Agreement"), pursuant to which SPEEDCOM has agreed to sell, and P-Com has agreed to purchase, substantially all of the assets of SPEEDCOM.

      WHEREAS, pursuant to the Asset Purchase Agreement, P-Com is obligated to assume $3,000,000 of SPEEDCOM's outstanding debt.

      WHEREAS, SPEEDCOM currently owes the North Sound Funds an aggregate of approximately $3,373,000 in outstanding principal and interest (the "SPEEDCOM Debt") under a series of promissory notes previously issued by SPEEDCOM to the North Sound Funds (the "SPEEDCOM Notes").

      WHEREAS, P-Com desires to issue to the North Sound Funds new promissory notes in the aggregate original principal amount of $3,000,000 (the "New Notes"), in full satisfaction of its obligation to assume $3,000,000 of SPEEDCOM's outstanding debt.

      WHEREAS, in consideration for receiving the New Notes, the North Sound Funds will cancel $3,000,000 of the SPEEDCOM Debt.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Issuance of New Note. Concurrently with the closing of the transactions contemplated by the Asset Purchase Agreement (the "Closing"), P-Com will issue the New Notes to the North Sound Funds. The New Notes shall (a) be in the aggregate original principal amount of $3,000,000; (b) bear interest at the rate of seven percent (7%) per annum; (c) have a maturity of 36 months; (d) be convertible into a number of shares of P-Com's common stock equal to (x) the outstanding principal amount thereunder plus all accrued and unpaid interest thereon, divided by (y) $0.20 (as adjusted for stock splits, stock dividends or similar occurrences); and (e) otherwise be in substantially the form attached hereto as Exhibit A.

      2. Cancellation of SPEEDCOM Debt. In consideration of receiving the New Notes, the North Sound Funds shall cancel $3,000,000 of the SPEEDCOM Debt. The balance of the SPEEDCOM Debt shall continue in full force and effect as a valid and binding obligation of SPEEDCOM, to be repaid in accordance with the terms thereof. Concurrently with the delivery of the New Notes to the North Sound Funds, the North Sound Funds shall deliver to


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SPEEDCOM a written statement, signed by an officer or other duly authorized representative of the North Sound Funds, confirming the cancellation of $3,000,000 of the SPEEDCOM Debt (the "Confirmation"). As soon as reasonably practicable following the Closing, the North Sound Funds shall also deliver to SPEEDCOM the originals of those SPEEDCOM Notes that represent the canceled SPEEDCOM Debt (the "Canceled Notes").

      3. Satisfaction of P-Com's Obligation under Asset Purchase Agreement. Upon SPEEDCOM's receipt of the Confirmation, P-Com's obligation to assume $3,000,000 of SPEEDCOM's outstanding debt, as set forth in Section 2.1 and Schedule 2.1 of the Asset Purchase Agreement, shall be deemed to have been satisfied in full.

      4. Representations and Warranties. Each of the parties hereto makes the following representations and warranties to an in favor of each other, as of the date hereof:

            4.1 Power. Each of the parties hereto has full corporate power and authority to execute and deliver this Agreement (and in the case of P-Com, the New Notes) and to perform its obligations hereunder (and thereunder) and to consummate the transactions contemplated hereby (and thereby).

            4.2 Authority. The execution and delivery by each of the parties hereto of this Agreement (and in the case of P-Com, the New Notes) and the performance by such party of its obligations hereunder (and thereunder), have been duly and validly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by each of the parties hereto and constitutes (and upon the execution and delivery of the New Notes by P-Com, the New Notes will constitute) the legal, valid and binding obligation of each such party enforceable against each such party in accordance with its terms, subject to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

      5. Miscellaneous.

            5.1 Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements, representation and warranties, written or oral, with respect thereto.

            5.2 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof or thereof may be waived, only by a written instrument signed by each of the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of a party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition. No waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege.


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            5.3 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

            5.4 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and permitted assigns. No party to this Agreement may assign any of its rights hereunder or delegate any of its obligations hereunder, in either case, without the prior written consent of the other parties.

            5.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be a original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement.

            5.6 Headings. The headings herein are for reference only and shall not affect the interpretation of this Agreement.

            5.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity in such jurisdiction without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            5.8 Mutual Drafting. The parties hereto are sophisticated and have been represented by legal counsel throughout the transactions contemplated hereto who have carefully negotiated the provisions hereof. As a consequence, the parties do not intend that the presumptions set forth in laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement and, therefore, waive their effects.

                            [Signature Page Follows]


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                        P-COM, INC., a Delaware corporation

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        SPEEDCOM WIRELESS CORPORATION,
                                        a Delaware corporation

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        [NORTH SOUND]

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title: